                                                                    Exhibit 1.1

                               8,000,000 SHARES

                          KAISER ALUMINUM CORPORATION
                            (A DELAWARE CORPORATION)

                   -----% PRIDES, CONVERTIBLE PREFERRED STOCK

                               PURCHASE AGREEMENT


                                                               February --, 1994


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
BEAR, STEARNS & CO. INC.
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
PAINEWEBBER INCORPORATED
SALOMON BROTHERS INC
C/O      MERRILL LYNCH & CO.
         MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
         Merrill Lynch World Headquarters
         North Tower
         World Financial Center
         New York, New York 10281-1305

LADIES & GENTLEMEN:

         Kaiser Aluminum Corporation, a Delaware corporation (the "Company"), confirms its agreement with Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), Bear, Stearns & Co. Inc., Donaldson, Lufkin & Jenrette Securities Corporation, PaineWebber Incorporated and Salomon Brothers Inc (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10) with respect to the sale by the Company and the purchase by the Underwriters, acting severally and not jointly, of 8,000,000 shares of the Company's Preferred Redeemable Increased Dividend Equity Securities, ----% PRIDES, Convertible Preferred Stock, par value $.05 per share (the "PRIDES") and the grant by the Company to the Underwriters of the option described in Section 2 hereof to purchase all or any part of up to an additional 1,200,000 shares of PRIDES, to cover over-allotments. The aforesaid 8,000,000 shares of PRIDES (the "Initial Securities"), together with all or any part of the 1,200,000 shares of PRIDES subject to the option described in Section 2 hereof (the "Option Securities") are collectively hereinafter called the "Securities."

         Prior to the purchase and public offering of the Securities by the Underwriters, the Company and the Underwriters shall enter into an agreement substantially in the form of Exhibit A hereto (the "Pricing Agreement"). The Pricing Agreement may take the form of an exchange of any standard form of written telecommunication among the Company and the Underwriters and shall specify such applicable information as is indicated in Exhibit A hereto. The offering of the Securities will be governed by this Purchase Agreement (this "Agreement"), as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

         The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (No. 33-51391) and a related preliminary prospectus for the registration of the PRIDES and the shares of common stock of the Company, par value $.01 per share (the "Common Stock"), issuable upon conversion or redemption of the PRIDES, under the Securities Act of 1933, as amended (the "1933 Act"). The Company has also filed such amendments thereto, if any, and such amended preliminary prospectuses as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required under the 1933 Act. Such registration statement (as amended, if applicable) and the form of prospectus constituting a part thereof (including in each case all documents, if any, incorporated by reference therein and the information, if any, deemed to be part thereof pursuant to Rule 430A(b) of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations")), as from time to time amended or supplemented pursuant to the 1933 Act or otherwise, are hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively, except that if any revised Prospectus shall be provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the form of such prospectus on file at the Commission at the time the Registration Statement becomes effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first provided to the Underwriters for such use.

         The Company understands that the Underwriters propose to make a public offering of the Securities as soon as the Underwriters deem advisable after the Registration Statement becomes effective and the Pricing Agreement has been executed and delivered.

         Section 1.  REPRESENTATIONS AND WARRANTIES.

         (a) The Company represents and warrants to each Underwriter as of the date hereof and as of the date of the Pricing Agreement (such latter date being hereinafter referred to as the "Representation Date") as follows:

                 (i) At the time the Registration Statement becomes effective and at the Representation Date, the Registration Statement will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Prospectus, at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement becomes effective, in which case at the time it is first provided to the Underwriters for such use) at the Closing Time referred to in Section 2 hereof and of the Delivery Date referred to in Section 2 hereof, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by the Underwriters expressly for use in the Registration Statement or Prospectus.

                 (ii) The firm of accountants who certified the audited financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

                 (iii) The consolidated financial statements and the notes thereto included in the Registration Statement and the Prospectus present fairly, in all material respects, the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and cash flows for the periods specified; except as otherwise stated in the Registration Statement, the financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis; and the supporting schedules included in the Registration Statement present fairly, in all material respects, the information required to be stated therein.

                 (iv) Except as disclosed in the Registration Statement, since the date of the most recent audited financial statements included therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, in each case required to be disclosed therein that have not been so disclosed.

                 (v) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify could not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                 (vi) Each subsidiary of the Company listed in Exhibit 21 to the Registration Statement (incorporated by reference to Exhibit 22 to Form 10-K for the period ended December 31, 1992, filed by the Company, File No. 1-9447) (a "Significant Subsidiary" and collectively, the "Significant Subsidiaries") has been duly organized, is validly existing and, if applicable, is in good standing under the laws of the jurisdiction of its organization, has corporate (or partnership) power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation (or partnership) to transact business and, if applicable, is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or, if applicable, be in good standing could not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise. All of the issued and outstanding capital stock of each Significant Subsidiary that is a corporation has been duly authorized and validly issued, is fully paid and non-assessable and the shares of capital stock of each such Significant Subsidiary owned by the Company, directly or through subsidiaries, are owned free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity (collectively, "Liens"), except for (a) the pledge of all or a portion of the shares of the capital stock of certain subsidiaries owned by the Company to Mellon Bank, N.A., as Collateral Agent under the Credit Agreement, dated December 13, 1989, by and among the Company and the banks named therein, as amended to date (the "Credit Agreement"), which shares of capital stock shall be pledged to Bank of America National Trust and Savings Association [BankAmerica Business Credit, Inc.], as Collateral Agent under the credit agreement to be entered into at the Closing Time, by and among the Company and the banks named therein (the "New

         Credit Agreement"), (b) non- material Liens that have arisen in the ordinary course of business and (c) Liens in favor of joint-venture partners of the Company with respect to foreign Significant Subsidiaries.

                 (vii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus under "Capitalization;" the shares of issued and outstanding Common Stock have been duly authorized and validly issued and are fully paid and non-assessable; the Common Stock conforms in all material respects to all statements relating thereto contained in the Prospectus; the shares of PRIDES have been duly authorized; when issued, sold and delivered by the Company in the manner contemplated by the Registration Statement, the PRIDES will be validly issued, fully paid and nonassessable; the issuance of the PRIDES is not subject to preemptive or other similar rights; and the PRIDES conform in all material respects to all statements relating thereto contained in the Prospectus.

                 (viii) The shares of Common Stock issuable upon conversion or redemption of the PRIDES have been duly authorized and have been validly reserved for issuance upon such conversion or redemption, as the case may be; such shares, when issued and delivered upon such conversion or redemption in accordance with the provisions of the Certificate of Designations, will be validly issued, fully paid and nonassessable and free of any Lien or adverse claim; and the issuance of such shares upon such conversion or redemption will not be subject to preemptive or other similar rights.

                 (ix) This Agreement has been duly authorized, executed and delivered by the Company.

                 (x) Neither the Company nor any of its Significant Subsidiaries is in violation of its charter or partnership agreement, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, loan agreement or note or in any other material contract, lease or other instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, except for defaults that could not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise. The execution, delivery and performance of this Agreement and the Pricing Agreement and the consummation of the transactions contemplated herein and therein have been duly authorized by all necessary corporate action and do not, as of the date hereof, the Representation Date, the Closing Time or the Delivery Date, as the case may be, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any Lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its Significant Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its Significant Subsidiaries is subject, nor does such action violate, as of the date hereof, the Representation Date, the Closing Time or the Delivery Date, as the case may be, the provisions of the charter or by-laws, or partnership agreement, as the case may be, of the Company or any of its Significant Subsidiaries or any applicable law, administrative regulation or administrative or court decree entered against or applicable to the Company or any of its Significant Subsidiaries.

                 (xi) No labor dispute with the employees of the Company or any of its Significant Subsidiaries exists or, to the knowledge of the Company, is imminent, other than routine disciplinary and grievance matters. The Company is not aware (without any independent verification) of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers or contractors which could reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                 (xii) There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which could reasonably be expected to materially and adversely affect the consummation of this Agreement or the Pricing Agreement. There are no contracts or documents of the Company or any of its subsidiaries which are required by the 1933 Act or by the 1933 Act Regulations to be filed as exhibits to the Registration Statement which have not been so filed.

                 (xiii) The Company and its Significant Subsidiaries own or possess licenses or other rights to use, or can acquire the same on reasonable terms, the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names presently employed by them in connection with the business now operated by them, and neither the Company nor any of its Significant Subsidiaries has received any written notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing which, singly or in the aggregate, could reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                 (xiv) No authorization, approval or consent of any court or governmental authority or agency is legally necessary in connection with the issuance and sale of the Securities to the Underwriters hereunder or the consummation by the Company of any of the other transactions contemplated hereby, except such as may be required under the 1933 Act, the 1933 Act Regulations and state securities laws.

                 (xv) The Company and its Significant Subsidiaries possess such certificates, authorizations or permits issued by the appropriate state, federal or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, and neither the Company nor any of its Significant Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, could reasonably be expected to materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                 (xvi) The Company and its Significant Subsidiaries have good title to all properties owned by them that are material to the Company and its Significant Subsidiaries considered as one enterprise, in each case free and clear of all Liens, encumbrances and defects except (a) as do not materially interfere with the use made and proposed to be made of such properties, (b) as referred to in the Registration Statement (including the Notes to the Financial Statements included therein) or (c) as could not reasonably be expected to materially and adversely affect the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                 (xvii) There are no holders of securities of the Company who have the right to request the Company to register securities held by them under the 1933 Act.

                 (xviii) The PRIDES and the Common Stock issuable in respect of the PRIDES being sold to the public have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

                 (xix) Except as disclosed in the Registration Statement, the Company and its Significant Subsidiaries are in material compliance with all applicable existing federal, state, local and foreign laws and regulations relating to protection of human health or the environment or imposing liability or standards of conduct concerning any Hazardous Material (as hereinafter defined) ("Environmental Laws"), and to the Company's best knowledge, after due inquiry, there are no circumstances that may prevent or interfere with such compliance in the future except, in each case, where such noncompliance, singly or in the aggregate, could not reasonably be expected to have a material and adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise. The term "Hazardous Material" means (a) any "hazardous substance" as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, (b) any "hazardous waste" as defined by the Resource Conservation and Recovery Act, as amended, (c) any petroleum or petroleum product, (d) any polychlorinated biphenyl and (e) any pollutant or contaminant or hazardous, dangerous, or toxic chemical, material, waste or substance regulated under or within the meaning of any other Environmental Law.

                 (xx) Except as disclosed in the Registration Statement, neither the Company nor any of its Significant Subsidiaries has received any written notice from any person or entity alleging potential liability (including, without limitation, potential liability for investigatory costs, cleanup costs, governmental response costs, natural resources damages, property damages, personal injuries, or penalties) of the Company or any of its Significant Subsidiaries arising out of, based on or resulting from (a) the presence or release into the environment of any Hazardous Material at any location, whether or not owned by the Company or any of its Significant Subsidiaries or (b) any violation or alleged violation of any Environmental Law, except, in each case, where such potential liability, singly or in the aggregate, could not reasonably be expected to have a material and adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                 (xxi) Except as disclosed in the Registration Statement, to the best knowledge of the Company after due inquiry, there are no past or present actions, activities, circumstances, conditions, events or incidents, including, without limitation, the release, emission, discharge or disposal of any Hazardous Material, that could reasonably be expected to form the basis under any Environmental Law of any liability of, or requirement to take (or refrain from taking) any action by, (a) the Company or any of its

         Significant Subsidiaries or (b) any person or entity whose liability for any claim the Company or any of its Significant Subsidiaries has retained or assumed either contractually or by operation of law, except, in each case, where such liability or requirement to take (or refrain from taking) action, singly or in the aggregate, could not reasonably be expected to have a material and adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                 (xxii) The Company has not, directly or indirectly, paid or delivered any fee, commission or other sum of money or item or property, however characterized, to any finder, agent, government official or other party, in the United States or any other country, which is in any manner related to the business or operations of the Company, which the Company knows or has reason to believe to have been illegal under any federal, state or local laws of the United States or any other country having jurisdiction; and the Company has not participated, directly or indirectly, in any boycotts or other similar practices in contravention of law affecting any of its actual or potential customers.

                 (xxiii) The Initial Intercompany Note (as defined in the Prospectus) has been duly authorized by Kaiser Aluminum & Chemical Corporation ("KACC") and when executed and delivered by KACC as described in the Prospectus under "Use of Proceeds," the Initial Intercompany Note will constitute a valid and binding obligation of KACC, enforceable against KACC in accordance with its terms.

                 (xxiv) The Additional Intercompany Note (as defined in the Prospectus), if issued, will have been duly authorized by KACC, and when executed and delivered by KACC as described in the Prospectus under "Use of Proceeds," the Additional Intercompany Note will constitute a valid and binding obligation of KACC, enforceable against KACC in accordance with its terms.

         (b) Any certificate required hereunder, which is signed by any officer of the Company and delivered to the Underwriters or to counsel for the Underwriters, shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

         Section 2.  SALE AND DELIVERY TO UNDERWRITERS; CLOSING.

         (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price set forth in the Pricing Agreement, the number of Initial Securities set forth in Schedule A hereto opposite the name of such Underwriter (except as otherwise provided in the Pricing Agreement), plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof. If the Company elects to rely upon Rule 430A under the 1933 Act Regulations, Schedule A may be attached to the Pricing Agreement.

                 (1) If the Company has elected not to rely upon Rule 430A under the 1933 Act Regulations, the initial public offering price of the Securities, the purchase price to be paid by the several Underwriters for the Securities, the dividend rate, the call price (including the related premium) payable upon redemption and the conversion price, in each case in respect of the Securities (collectively, the "Pricing Terms") have each been determined and set forth in the Pricing Agreement, dated the date hereof, and an amendment to the Registration Statement and the Prospectus will be filed before the Registration Statement becomes effective.

                 (2) If the Company has elected to rely upon Rule 430A under the 1933 Act Regulations, the purchase price to be paid by the several Underwriters for the Securities shall be an amount equal to the initial public offering price, less an amount to be determined by agreement between the Underwriters and the Company. The other Pricing Terms likewise shall be determined by agreement between the Underwriters and the Company. The Pricing Terms, when so determined, shall be set forth in the Pricing Agreement. In the event that such Pricing Terms have not been agreed upon and the Pricing Agreement has not been executed and delivered by all parties thereto by the close of business on the fourth business day following the date of this Agreement, this

         Agreement shall terminate forthwith, without liability of any party to any other party, unless otherwise agreed to by the Company and the Underwriters.

         (b) In addition, on the basis of the representations and warranties herein contained, and subject to the terms and conditions herein set forth, the Company hereby grants to the Underwriters, severally and not jointly, an option to purchase from it any or all of the Option Securities at the purchase price set forth in the Pricing Agreement. The option granted hereby will expire 30 days after the date upon which the Registration Statement becomes effective or, if the Company has elected to rely upon Rule 430A under the 1933 Act Regulations, 30 days after the date of the Pricing Agreement, and may be exercised from time to time, in whole or in part, only for the purpose of covering over-allotments that may be made in connection with the offering and distribution of the Initial Securities, upon notice by the Underwriters to the Company setting forth the aggregate number of Option Securities as to which the several Underwriters are exercising the option, and the time and date of payment and delivery thereof. Such time and date of delivery (the "Delivery Date") shall be determined by the Underwriters but shall not be later than five full business days after the exercise of such option, nor in any event prior to the Closing Time (as defined in paragraph (c) below). If the option is exercised as to all or any portion of the Option Securities, the Option Securities as to which the option is exercised shall be sold by the Company, and each Underwriter, severally and not jointly, shall purchase that proportion of the total number of Option Securities then being purchased which the total number of Initial Securities set forth in Schedule A hereto opposite the name of such Underwriter bears to the total number of Initial Securities (except as otherwise set forth in the Pricing Agreement), subject in each case to such adjustments as the Underwriters in their discretion shall make to eliminate any sales or purchases of fractional shares.

         (c) Payment of the purchase price and delivery of certificates evidencing the Initial Securities shall be made at the office of Latham & Watkins, 885 Third Avenue, Suite 1000, New York, New York, or at such other place as shall be agreed upon by the Underwriters and the Company, at 10:00 A.M. on the fifth business day (unless postponed in accordance with the provisions of Section 10) following the date the Registration Statement becomes effective (or, if the Company has elected to rely upon Rule 430A, the fifth business day after execution of the Pricing Agreement), or such other time not later than ten business days after such date as shall be agreed upon by the Underwriters and the Company (such time and date of payment and delivery being herein called the "Closing Time"). In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price and delivery of certificates evidencing such Option Securities shall be made at the office of Latham & Watkins or such other place as the Company and the Underwriters shall determine, on the Delivery Date as specified in the notice from the Underwriters to the Company. Payment shall be made to the Company by certified or official bank check or checks drawn in New York Clearing House funds or similar next day funds payable to the order of the Company, against delivery of certificates evidencing the Securities to the Underwriters. Certificates evidencing the Initial Securities and the Option Securities shall be in such denominations and registered in such names as the Underwriters may request in writing at least two business days before the Closing Time or a Delivery Date, as the case may be. The certificates evidencing the Initial Securities and Option Securities will be made available for examination and packaging by the Underwriters not later than 10:00 A.M. on the last business day prior to the Closing Time or a Delivery Date, as the case may be, at such place as the Underwriters may designate in New York, New York.

         Section 3.  COVENANTS OF THE COMPANY.

         The Company covenants with each Underwriter as follows:

                 (a) The Company will notify the Underwriters immediately, in writing, of (i) the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment), (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the suspension of the qualification of the PRIDES or the Common Stock issuable upon conversion or redemption of the PRIDES for offering or sale in any jurisdiction, or the threatening or initiation of any proceeding for that purpose. The Company will make every reasonable effort to prevent the issuance of any stop order or any order preventing or suspending the use of any preliminary prospectus or suspending such qualification and, if any stop order or any order preventing or suspending the use of any preliminary prospectus or suspending such qualification is issued, to obtain the lifting thereof at the earliest possible moment.

                 (b) The Company will give the Underwriters notice of its intention to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the Prospectus (including any revised prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Securities which differs from the prospectus on file at the Commission at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations), will furnish the Underwriters with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus to which the Underwriters shall reasonably object.

                 (c) The Company will deliver to the Underwriters as many conformed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) as the Underwriters may reasonably request.

                 (d) The Company will furnish to each Underwriter, from time to time during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus as such Underwriter may reasonably request for the purposes contemplated by the 1933 Act or the applicable rules and regulations of the Commission thereunder.

                 (e) If during the period specified in Section 3(d) any event shall occur as a result of which it is necessary, in the opinion of counsel for the Underwriters, to amend or supplement the Prospectus in order to make the Prospectus not misleading in light of the circumstances existing at the time it is delivered to a purchaser, or if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the 1933 Act and the 1933 Act Regulations, the Company will, as promptly as practicable, amend or supplement the Prospectus (in form and substance reasonably satisfactory to counsel for the Underwriters) so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time it is delivered to a purchaser, not misleading and will comply with the 1933 Act and 1933 Act Regulations, and the Company will furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

                 (f) The Company will endeavor, in cooperation with the Underwriters, to qualify the PRIDES and the Common Stock issuable upon conversion or redemption of the PRIDES for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Underwriters may designate; provided, however, that the Company shall not be obligated to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to take any action that would subject it to general consent to service of process in any jurisdiction in which it is not now so subject. In each jurisdiction in which the PRIDES and such Common Stock have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for so long as may be required by applicable law.

                 (g) The Company will make generally available to its security holders as soon as reasonably practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 of the 1933 Act Regulations) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the "effective date" (as defined in Rule 158) of the Registration Statement. The Company shall be deemed to have complied with this covenant if it complies with the requirements of Rule 158(b) of the 1933 Act Regulations.

                 (h) The Company will apply the net proceeds received by it from the sale of the Securities as set forth in the Prospectus under "Use of Proceeds."

                 (i) If, at the time that the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A of the 1933 Act Regulations, then immediately following the execution of the Pricing Agreement, the Company will prepare, and file or transmit for filing with the Commission in accordance with such Rule 430A and Rule 424(b) of the 1933 Act Regulations, copies of an amended Prospectus, or, if required by such Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus), containing all information so omitted.

                (j) The Company will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 under the 1933 Act.

                 (k) During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Merrill Lynch, directly or indirectly, offer to sell, sell, grant any option for the sale of, or otherwise issue or dispose of, any shares of PRIDES, the Company's $.65 Depositary Shares (the "Depositary Shares"), the Series A Mandatory Conversion Premium Dividend Preferred Stock, par value $.05 per share represented thereby (the "Series A Shares") or Common Stock, or any securities similar to the PRIDES, the Depositary Shares, the Series A Shares or the Common Stock, or any security convertible into or exchangeable or exercisable for any such securities or any such similar securities, except (i) offers to sell and sales to the Underwriters pursuant to this Agreement, (ii) the issuance of up to 500,000 shares of Common Stock pursuant to employee benefit arrangements of the Company and (iii) the issuance of Common Stock upon the conversion or redemption of PRIDES or Series A Shares. In addition, the Company will cause to be delivered to the Underwriters an agreement between the Underwriters and MAXXAM to the effect that MAXXAM will not, and will not permit any of its subsidiaries (other than the Company and its subsidiaries) (each, a "MAXXAM

         Subsidiary") to, without the prior written consent of Merrill Lynch, directly or indirectly, offer to sell, sell, grant any option for the sale of or otherwise dispose of (A) any Depositary Shares or the Series A Shares or any security convertible into or exercisable for Depositary Shares or Series A Shares, during a period of 90 days from the date of the Prospectus or (B) any Common Stock, or any security convertible into or exercisable into Common Stock (other than the Series A Shares), during a period of 180 days from the date of the Prospectus, except that MAXXAM or any MAXXAM Subsidiary may pledge or otherwise encumber Depositary Shares, Series A Shares or Common Stock, as the case may be, to unaffiliated persons or entities solely in connection with financing activities of MAXXAM or its subsidiaries and MAXXAM or any MAXXAM Subsidiary may transfer Depositary Shares, Series A Shares or Common Stock, as the case may be, to MAXXAM or any MAXXAM Subsidiary.

                 (l) The Company will use its best efforts to effect the listing of the PRIDES and the shares of Common Stock issuable upon conversion or redemption of the PRIDES on the New York Stock Exchange.

                 (m) The Company will reserve and keep, at all times, free of preemptive or other similar rights and Liens and adverse claims, sufficient shares of Common Stock to satisfy any obligations to issue shares of Common Stock upon conversion or redemption of all of the PRIDES outstanding from time to time.

                 (n) The Company has complied and will comply with all of the provisions of Florida H.B. 1771, chapter 92-198 of the Florida statutes, and all regulations promulgated thereunder relating to issuers doing business in Cuba.

         Section 4.   PAYMENT OF EXPENSES.

         The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the printing and filing, and delivery to the Underwriters of copies, of the Registration Statement as originally filed and of each amendment thereto, (ii) the printing of this Agreement and the Pricing Agreement, (iii) the preparation, issuance and delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company's counsel and accountants, (v) the expenses in connection with the qualification of the PRIDES and the shares of Common Stock issuable upon conversion or redemption of the PRIDES under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of preliminary and final Blue Sky Surveys, (vi) the printing and delivery to the Underwriters of copies of the preliminary prospectuses and of the Prospectus and any amendments or supplements thereto, (vii) the printing and delivery to the Underwriters of copies of the Blue Sky Surveys, (viii) any fees payable in connection with the rating of the Securities, (ix) the fee of the National Association of Securities Dealers, Inc. and (x) the fees and expenses incurred in connection with the listing of the PRIDES and the shares of Common Stock issuable upon conversion or redemption of the PRIDES on the New York Stock Exchange.

         If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         Section 5.  CONDITIONS OF UNDERWRITERS' OBLIGATIONS.

         The obligations of the Underwriters hereunder are subject to the accuracy in all material respects of the representations and warranties of the Company herein contained, to the performance in all material respects by the Company of its obligations hereunder and to the following further conditions:

                 (a) The Registration Statement shall have become effective not later than 5:30 P.M. on the date hereof, or, with the consent of the Underwriters, at a later time and date, not later, however, than 5:30 P.M. on the first business day following the date hereof, or at such later time and date as may be approved by a majority in interest of the Underwriters. At the Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission. If the Company has elected to rely upon Rule 430A of the 1933 Act Regulations, the Pricing Terms and any other price-related information previously omitted from the effective Registration Statement pursuant to such Rule 430A shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the prescribed time period, and prior to the Closing Time the Company shall have provided evidence satisfactory to the Underwriters of such timely filing, or a post-effective amendment providing such information shall have been promptly filed and declared effective in accordance with the requirements of Rule 430A of the 1933 Act Regulations.

                 (b)  At the Closing Time the Underwriters shall have received:

                          (1) The favorable opinion, dated as of the Closing Time, of Kramer, Levin, Naftalis, Nessen, Kamin & Frankel, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                                  (i)  The Company is a corporation validly
                          organized and existing and in good standing under the laws of the State of Delaware.

                                  (ii) The Company has the requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement.

                                  (iii)  This Agreement and the Pricing
                          Agreement have each been duly authorized, executed and delivered by the Company.

                                  (iv)  The issuance of the PRIDES has been
                          duly authorized. The PRIDES, when issued, sold and delivered by the Company in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

                                  (v)  The issuance of the PRIDES is not
                          subject to preemptive or other similar rights arising by law.

                                  (vi)  The shares of Common Stock issuable
                          upon conversion or redemption of the PRIDES have been duly authorized and validly reserved for issuance upon such conversion or redemption, and such shares, when issued and delivered upon such conversion or redemption in the manner provided in the Certificate of Designations, will be validly issued, fully paid and non-assessable; and the issuance of such shares upon such conversion or redemption will not be subject to preemptive or other similar rights arising by law.

                                  (vii)  The PRIDES and the Common Stock
                          conform in all material respects to the description thereof contained in the Prospectus and the Registration Statement.

                                  (viii) The Registration Statement has become effective under the 1933 Act and, to the best of their knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission.

                                  (ix)  At the time the Registration Statement
                          became effective and at the Representation Date, the Registration Statement (other than the financial statements and the notes thereto and related schedules and other financial, numerical, statistical or accounting data included therein or omitted therefrom, as to which no opinion is expressed) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

                                  (x)  To their knowledge, without any
                          independent inquiry, there are no legal or governmental proceedings pending or threatened against the Company which are required to be disclosed in the Registration Statement, other than those disclosed therein.

                                  (xi)  The descriptions of the Company's
                          principal indebtedness contained in the Prospectus under "Description of Principal Indebtedness" (other than numerical computations, as to which no opinion is expressed) conform in all material respects to the terms of such indebtedness.

                                  (xii) No authorization, approval, consent or order of any court or governmental authority or agency is legally required to be obtained by the Company in connection with the issuance and sale of the Securities to the Underwriters hereunder, except such as may be required under the 1933 Act, the 1933 Act Regulations or state securities or Blue Sky laws or regulations, as to which no opinion is expressed in this paragraph. The execution and delivery by the Company of this Agreement and the Pricing Agreement and the consummation by the Company of the transactions herein and therein contemplated do not violate the provisions of the certificate of incorporation or bylaws of the Company, as in effect on the date of the opinion, or, to the best knowledge of such counsel, any applicable law or administrative regulation (other than state securities or Blue Sky laws or regulations, as to which no opinion is expressed) or administrative or court decree entered against or applicable to the Company as of the date of the opinion. It is understood that in rendering the opinion expressed in this subsection (xii) with respect to any law or administrative regulation, such counsel has assumed that none of the Agreement, the Pricing Agreement, the Registration Statement, the Prospectus, any prospectus subject to completion used in connection with the offering of the Securities or any other information provided to the Underwriters or any other person by the Company pursuant thereto or in connection therewith contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any prospectus subject to completion used in connection with the offering of the Securities, in light of the circumstances under which they were made) not misleading.

                                  (xiii)  The discussion contained in the
                          Prospectus under "Federal Income Tax Considerations" sets forth the material federal income tax consequences applicable to the holders of the Securities.

                                  (xiv) The Initial Intercompany Note has been duly authorized by KACC, and when executed and delivered by KACC as described in the Prospectus under "Use of Proceeds," the Initial Intercompany Note will constitute a valid and binding obligation of KACC, enforceable against KACC in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance and other laws and court decisions relating to or affecting creditors' rights and remedies generally and general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law).

                          (2) The favorable opinion, dated as of the Closing Time, of Anthony R. Pierno, Esq., General Counsel of the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                                  (i)  To the best of his knowledge, the
                          Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify or be in good standing could not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                                  (ii)  The issuance of the PRIDES has been
                          duly authorized. The PRIDES, when issued, sold and delivered by the Company in the manner contemplated by the Registration Statement, will be validly issued, fully paid and non-assessable.

                                   (iii)  The issuance of the PRIDES is not
                          subject to preemptive or other similar
                          rights arising by law.

                                  (iv)  The shares of Common Stock issuable
                          upon conversion or redemption of the PRIDES have been duly authorized and validly reserved for issuance upon such conversion or redemption, and such shares, when issued and delivered upon such conversion or redemption in the manner provided in the Certificate of Designations, will be validly issued, fully paid and non-assessable; and the issuance of such shares upon such conversion or redemption will not be subject to preemptive or other similar rights arising by law.

                                  (v)  To the best of his knowledge, there are
                          no legal or governmental proceedings pending or threatened against the Company or any Significant

                          Subsidiary which are required to be disclosed in the Registration Statement, other than those disclosed therein.

                                  (vi) Each domestic Significant Subsidiary of the Company, and each of Anglesey Aluminium Limited, Kaiser Jamaica Bauxite Company, Queensland Alumina Limited and Volta Aluminium Company Limited, has been duly organized and is validly existing and, if applicable, is in good standing under the laws of the jurisdiction of its organization, has the requisite corporate (or partnership) power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and, to the best of his knowledge, is duly qualified as a foreign corporation (or partnership) to transact business and, if applicable, is in good standing in each jurisdiction in which such qualification is required, except where the failure to so qualify and be in good standing could not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise. All of the issued and outstanding capital stock of each such Significant Subsidiary that is a corporation has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of his knowledge the shares of capital stock of each such Significant Subsidiary owned by the Company, directly or through subsidiaries, are owned free and clear of any Lien, except for (i) the pledge of all or a portion of the capital stock of certain such subsidiaries to Mellon Bank, N.A., as Collateral Agent under the Credit Agreement, which shares of capital stock shall be pledged to Bank of America National Trust and Savings Association [BankAmerica Business Credit, Inc.], as Collateral Agent under the New Credit Agreement, (ii) non-material Liens that have arisen in the ordinary course of business and (iii) Liens in favor of joint-venture partners of the Company with respect to foreign Significant Subsidiaries.

                                  (vii)  To the best of his knowledge, (A)
                          there are no contracts, indentures, mortgages, loan agreements, notes, leases or other instruments to which the Company or any Significant Subsidiary is a party or by which any of them may be bound that are required to be described in the Registration Statement or to be filed as exhibits thereto other than those described therein or filed or incorporated by reference as exhibits thereto, and (B) no default exists in the due performance or observance of any material obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other instrument so described, filed or incorporated by reference, except for defaults which could not reasonably be expected to have a material adverse effect on the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise.

                                  (viii)  No authorization, approval, consent
                          or order of any court or governmental authority or agency is legally required to be obtained by the Company in connection with the issuance and sale of the Securities to the Underwriters hereunder, except such as may be required under the 1933 Act, the 1933 Act Regulations or state securities or Blue Sky laws or regulations, as to which no opinion is expressed. To the best of his knowledge, the execution and delivery by the Company of this Agreement and the Pricing Agreement and the consummation by the Company of the transactions contemplated herein and therein do not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any Lien, charge or encumbrance upon any property or assets of the Company or any of its Significant Subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument listed as an exhibit to the Registration Statement to which the Company or any of its Significant Subsidiaries is a party or by which any of them may be bound, nor does such action conflict with or constitute a breach of, or default under, or result in any violation of the provisions of the charter or bylaws, or partnership agreement, as the case may be, of the Company or any of its Significant Subsidiaries, as in effect on the date of the opinion, or any applicable law or administrative regulation (other than state securities or Blue Sky laws or regulations, as to which no opinion is expressed) or administrative or court decree entered against or applicable to the Company or any of its Significant Subsidiaries as of the date of the opinion. It is understood that in rendering the opinion expressed in this subsection
                          (viii) with respect to any law or administrative regulation, such counsel has assumed that none of the Agreement, the Pricing Agreement, the Registration Statement, the Prospectus, any prospectus subject to completion used in connection with the offering of the Securities or any other information provided to the Underwriters or any other person by the Company pursuant thereto or in connection therewith contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or any prospectus subject to completion used in connection with the offering of the Securities, in light of the circumstances under which they were made) not misleading.

                                  (ix)  The authorized, issued and outstanding
                          capital stock of the Company is as set forth in the Prospectus under "Capitalization," and such shares have been duly authorized and validly issued and are fully paid and non-assessable.

                                  (x)  The descriptions of documents and legal
                          proceedings contained in the Prospectus under "Management -- Executive Compensation; and -- Employment Contracts and Termination of Employment and Change-in-Control Arrangements" and "Business -- Environmental Matters; and -- Legal Proceedings" (other than numerical computations, as to which no opinion is expressed) conform in all material respects to the terms of the applicable documents or the relevant legal proceedings, as the case may be.

                          (3) The favorable opinion, dated as of the Closing Time, of Latham & Watkins, counsel for the Underwriters, with respect to the matters set forth in (i), (iii) to (vi), inclusive, (viii) and (ix) of subsection (b)(1) of this section.

                          (4)  In giving their opinions required by subsections
                 (b)(1), (b)(2) and (b)(3), respectively, of this section, Kramer, Levin, Naftalis, Nessen, Kamin & Frankel, Anthony R. Pierno, Esq. and Latham & Watkins shall each additionally state that although such counsel has not undertaken to determine independently the accuracy and completeness of the statements contained in the Registration Statement or in the Prospectus, such counsel have obtained information as a result of discussions and meetings with officers and other representatives of the Company and discussions with the auditors for the Company in connection with the preparation of the Registration Statement and the Prospectus, responses to various questions raised by such counsel regarding the business of the Company, and the examination of other information and documents requested by such counsel. Such counsel have not, however, undertaken to determine independently and, therefore, do not assume any responsibility, explicitly or implicitly, for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus and such counsel can give the Underwriters no assurance that the procedures described in the first sentence of this paragraph would necessarily reveal matters of significance with respect to the following comments. Nothing has come to their attention during the course of the procedures described above that has caused them to believe that (i) the Registration Statement, at the time it became effective or at the Representation Date, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or
                 (ii) the Prospectus, at the Representation Date (unless the term "Prospectus" refers to a prospectus which has been provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the Representation Date, in which case at the time it is first provided to the Underwriters for such use) and at the Closing Time, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and notes thereto and related schedules and other financial, numerical, statistical and accounting data contained in or omitted from the Registration Statement or Prospectus).

                 (c) At the Closing Time there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the President or a Vice President and the chief financial or chief accounting officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change,
         (ii) the representations and warranties in Section 1 of this Agreement are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied in all material respects with all agreements in this Agreement and satisfied all conditions in this Agreement on its part to be performed or satisfied at or prior to the Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to the best of their knowledge, no proceedings for that purpose have been initiated or threatened by the Commission. As used in this Section 5(c), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Securities.

                 (d) At the time of the execution of this Agreement, the Underwriters shall have received from Arthur Andersen & Co. a letter dated such date, in form and substance reasonably satisfactory to the Underwriters, to the effect that (i) they are independent public accountants with respect to the Company and its subsidiaries within the meaning of the 1933 Act and the 1933 Act Regulations, (ii) it is their opinion that the financial statements and supporting schedules included in the Registration Statement and covered by their opinions therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations,
         (iii) based upon limited procedures set forth in detail in such letter, nothing has come to their attention which causes them to believe that (A) the unaudited financial statements and supporting schedules of the Company and its subsidiaries included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, (B) the unaudited amounts of revenues, net income and net income per share set forth under "Selected Consolidated Financial Data" in the Prospectus were not determined on a basis substantially consistent with that used in determining the corresponding amounts in the audited financial statements included in the Registration Statement or (C) at a specified date not more than five days prior to the date of this Agreement, there has been any change in the capital stock of the Company or any increase in the consolidated long term debt of the Company and its subsidiaries or any decrease in consolidated net current assets or net assets as compared with the amounts shown in the September 30, 1993 balance sheet included in the Registration Statement or, during the period from September 30, 1993 to a specified date not more than five days prior to the date of this Agreement, there were any decreases, as compared with the corresponding period in the preceding year, in consolidated revenues, net income or net income per share of the Company and its subsidiaries, except in all instances for changes, increases or decreases which the Registration Statement and the Prospectus disclose have occurred or may occur and (iv) in addition to the examination referred to in their opinions and the limited procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information which are included in the Registration Statement and Prospectus and which are specified by the Underwriters, and have found such amounts, percentages and financial information to be in agreement with the relevant accounting, financial and other records of the Company and its subsidiaries identified in such letter.

                 (e) At the Closing Time the Underwriters shall have received from Arthur Andersen & Co. a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (d) of this section, except that the specified date referred to shall be a date not more than five days prior to the Closing Time.

                 (f) At the Closing Time, the PRIDES shall have a rating of at least b3 from Moody's Investors Service, Inc. and B- from Standard & Poor's Corporation, and the Company shall have delivered to the Underwriters a letter from each such rating agency or other evidence satisfactory to the Underwriters confirming such ratings. Subsequent to the execution of this Agreement, no downgrading shall have occurred in the rating accorded any of the Company's debt securities by Moody's Investors Service, Inc. or Standard & Poor's Corporation, and neither such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating accorded any of the Company's debt securities, if in the reasonable judgment of the Underwriters any such development is so material and adverse as to make it impracticable or inadvisable to consummate the sale and delivery of the Securities by the Underwriters as contemplated in the Prospectus.

                 (g) At the Closing Time, the PRIDES and the Common Stock issuable in respect of the PRIDES being sold to the public shall have been approved for listing on the New York Stock Exchange, subject to official notice of issuance.

                 (h) At the Closing Time counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained. All proceedings taken by the Company in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

                 (i) At the Closing Time, KACC shall have consummated the offering of $175,000,000 aggregate principal amount of KACC's --- % Senior Notes due 2002.

                 (j) At the Closing Time, the Company shall have entered into the New Credit Agreement, in form and substance satisfactory to the Underwriters in the Underwriters' sole discretion, and counterparts, conformed as executed, of such agreement and all related agreements shall have been delivered to the Underwriters.

                 (k) In the event the Underwriters exercise their option provided in Section 2 hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company hereunder shall be true and correct in all material respects as of each Delivery Date, and the Underwriters shall have received:

                          (1) A certificate, dated such Delivery Date, of the President or a Vice President of the Company and the chief financial or chief accounting officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(c) hereof remains true as of such Delivery Date.

                          (2) The favorable opinions of Kramer, Levin, Naftalis, Nessen, Kamin & Frankel, counsel for the Company, and Anthony R. Pierno, Esq., General Counsel of the Company, in form and substance satisfactory to counsel for the Underwriters, dated such Delivery Date, relating to the Option Securities and otherwise to the same effect as the opinions required by Section 5(b)(1) and 5(b)(2) hereof, respectively; provided, however, that references in clause (xiv) of Section 5(b)(1) to the Initial Intercompany Note shall be changed to the Additional Intercompany Note.

                          (3) The favorable opinion of Latham & Watkins, counsel for the Underwriters, dated such Delivery Date, to the same effect as the opinion required by Section 5(b)(3) hereof.

                          (4) A letter from Arthur Andersen & Co. in form and substance satisfactory to the Underwriters, dated such Delivery Date, substantially the same in scope and substance as the letter furnished to the Underwriters pursuant to
                 Section 5(e) hereof except that the "specified date" in the letter furnished pursuant to this section shall be a date not more than five days prior to such Delivery Date.


         If any condition specified in this section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Underwriters by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof.

         Section 6.  INDEMNIFICATION.

         (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act and each officer and director of each Underwriter and of any such controlling person to the extent and in the manner set forth in clauses (i), (ii) and (iii) below:

                 (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectus or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading;

                 (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if and only if such settlement is effected with the written consent of the Company; and

                 (iii) against any and all expense whatsoever, as incurred (including, subject to Section 6(c) hereof, the fees and disbursements of counsel chosen by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
         (ii) above;

provided, however, that (A) this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Underwriters expressly for use in the Registration Statement or any preliminary prospectus or the Prospectus and (B) with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, this indemnity agreement shall not inure to the benefit of any indemnified party to the extent that such loss, liability, claim, damage or expense of the indemnified party results from the fact that the Underwriters sold Securities to a person to whom there was not sent or given by the Underwriters or on the Underwriters' behalf at or prior to the written confirmation of sale of the Securities to such person, a copy of the Prospectus, if required by law to have been delivered, and if the Prospectus would have cured the defect giving rise to such loss, liability, claim, damage or expense.

         (b) Each Underwriter severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement, or any preliminary prospectus or the Prospectus in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the Registration Statement, such preliminary prospectus or the Prospectus.

         (c) Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action, proceeding or investigation commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. An indemnifying party may participate at its own expense in the defense of any such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.

         Section 7.  CONTRIBUTION.

         In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in Section 6 hereof is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company and the Underwriters shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and one or more of the Underwriters, as incurred, in such proportions that the Underwriters are responsible for that portion represented by the percentage that the underwriting discount appearing on the cover page of the Prospectus bears to the initial public offering price appearing thereon and the Company shall be responsible for the balance; provided, however, that no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the provisions of this Section, no Underwriter shall be required to contribute any amount in excess of the amounts by which the total fees received by it with respect to the Securities underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay in respect to such losses, liabilities, claims, damages and expenses. For purposes of this section, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act, and each officer or director of an Underwriter and of any such control person, shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act shall have the same rights to contribution as the Company.

         Section 8. REPRESENTATIONS, WARRANTIES AND AGREEMENTS TO SURVIVE DELIVERY.

         All representations, warranties and agreements contained in this Agreement and the Pricing Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

         Section 9.  TERMINATION OF AGREEMENT.

         (a) The Underwriters may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the date of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, in the reasonable judgment of the Underwriters, or
(ii) if there has occurred any material adverse change in the financial markets in the United States, Europe or elsewhere, or any new outbreak of hostilities or material escalation thereof or other calamity or crisis, the effect of which is such as to make it, in the judgment of the Underwriters, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the securities of the Company has been suspended by the Commission, or if trading generally on either the American Stock Exchange or the New York Stock Exchange has been suspended, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by either of the American or New York Stock Exchanges or by order of the Commission or any other governmental authority, or if a general banking moratorium has been declared by Federal, New York, Texas or California authorities or (iv) if there has occurred any change or development involving a prospective change in national or international political, financial or economic conditions or currency exchange rates or exchange controls which, in the opinion of the Underwriters, is likely to have a materially adverse effect on the market for the Securities. As used in this Section 9(a), the term "Prospectus" means the Prospectus in the form first used to confirm sales of the Securities.

         (b) If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Sections 4 and 6 hereof, and provided further that Sections 6 and 7 hereof shall survive such termination.

         Section 10.  DEFAULT BY ONE OR MORE OF THE UNDERWRITERS.

         If one or more of the Underwriters shall fail at the Closing Time to purchase the Securities which it or they are obligated to purchase under this Agreement and the Pricing Agreement (the "Defaulted Securities"), the remaining Underwriter or Underwriters shall have the right, within 24 hours thereafter, to purchase or to make arrangements for any other underwriters to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth. If, however, the remaining Underwriter or Underwriters shall not have completed such arrangements within such 24-hour period, then:

                 (a) if the number of Defaulted Securities does not exceed 10% of the Securities, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

                 (b) if the number of Defaulted Securities exceeds 10% of the Securities, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement, the non-defaulting Underwriters or the Company shall have the right to postpone the Closing Time for a period not exceeding five business days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.

         The Underwriters shall also have the right to amend Schedule A hereto by making such substitutions or corrections as indicated in the Pricing Agreement.

         Section 11.  NOTICES.

         All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Underwriters in care of Merrill Lynch at Merrill Lynch World Headquarters, North Tower, World Financial Center, New York, New York 10281-1305, attention of Theodore D. Sands, Managing Director, telecopy number
(212) 449-3150, with a copy to Latham & Watkins, 885 Third Avenue, New York, New York 10022, attention of Beth R. Neckman, Esq., telecopy number (212) 751-4864; notices to the Company shall be directed to it at 5847 San Felipe, Suite 2600, Houston, Texas 77057, attention of John T. La Duc, telecopy number
(713) 267-3710 or Anthony R. Pierno, Esq., telecopy number (713) 267-3702, with a copy to Kramer, Levin, Naftalis, Nessen, Kamin & Frankel, 919 Third Avenue, New York, New York 10022, attention of Howard A. Sobel, Esq., telecopy number
(212) 688-2119.

         Section 12.  PARTIES.

         This Agreement and the Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement or the Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors, and the controlling persons, officers, and directors referred to in Sections 6 and 7 hereof and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or the Pricing Agreement or any provision herein or therein contained. This Agreement and the Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and such controlling persons, officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         Section 13.  GOVERNING LAW AND TIME.

         This Agreement and the Pricing Agreement shall be governed by and construed in accordance with the internal laws of the State of New York without giving effect to principles of conflict of laws. Specified times of day refer to New York City time.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                        Very truly yours,

                                        KAISER ALUMINUM CORPORATION


                                        By:
                                           -----------------------------
                                        Name:
                                        Title:

Confirmed and Accepted,
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL, LYNCH, PIERCE, FENNER & SMITH INCORPORATED
BEAR, STEARNS & CO. INC.
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
PAINEWEBBER INCORPORATED
SALOMON BROTHERS INC

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
INCORPORATED


By:
      --------------------------
Name:
Title:

                                   SCHEDULE A

                                                                                             Number of
Underwriter                                                                                   Shares
Merrill Lynch, Pierce, Fenner & Smith
    Incorporated  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      -----------
Bear, Stearns & Co. Inc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      -----------
Donaldson, Lufkin & Jenrette Securities Corporation . . . . . . . . . . . . . . . . . .      -----------
PaineWebber Incorporated  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      -----------
Salomon Brothers Inc  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      -----------
    Total  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .             8,000,000
                                                                                             ===========


                                                                       EXHIBIT A
                                8,000,000 SHARES

                          KAISER ALUMINUM CORPORATION
                            (a Delaware corporation)

      ----% PRIDES, Convertible Preferred Stock, Par Value $.05 per Share

                               PRICING AGREEMENT


                                                               February --, 1994


MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
BEAR, STEARNS & CO. INC.
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
PAINEWEBBER INCORPORATED
SALOMON BROTHERS INC
c/o      MERRILL LYNCH & CO.
         MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
         Merrill Lynch World Headquarters
         North Tower
         World Financial Center
         New York, New York 10281-1305

LADIES & GENTLEMEN:

         Reference is made to the Purchase Agreement, dated February --, 1994 (the "Purchase Agreement"), relating to the purchase by the several Underwriters named in Schedule A thereto of 8,000,000 shares of Preferred Redeemable Increased Dividend Equity Securities, ----% PRIDES, Convertible Preferred Stock, par value $.05 per share (the "Securities") of Kaiser Aluminum Corporation, a Delaware corporation (the "Company").

         Pursuant to Section 2 of the Purchase Agreement, the Company agrees with each Underwriter as follows:

                 1. The initial public offering price of the Securities shall be $------ per share.

                 2. The purchase price to be paid by the several Underwriters shall be $------ per share.

                 3. The call price payable upon redemption shall initially be $------ per share and the quarterly decline rate in respect thereof shall be $-------.

                 4. The annual dividend rate payable in respect of the Securities shall be $---------er share.

                 5. Each Security shall initially be convertible at the option of the holder thereof into ------ of a share of Common Stock (equivalent to a conversion price of $-------- per share of Common Stock).

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters and the Company in accordance with its terms.

                                                Very truly yours,

                                                KAISER ALUMINUM CORPORATION

                                                By:
                                                   -----------------------------
                                                Name:
                                                Title:

Confirmed and Accepted,
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL, LYNCH, PIERCE, FENNER & SMITH INCORPORATED
BEAR, STEARNS & CO. INC.
DONALDSON, LUFKIN & JENRETTE SECURITIES CORPORATION
PAINEWEBBER INCORPORATED
SALOMON BROTHERS INC

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
              INCORPORATED


By:
    -------------------------------------
Name:
Title: